Exhibit 99.1

Red Hat Reports First Quarter Results

  Revenue of $209 million, up 20% from prior year
  GAAP EPS of $0.12, non-GAAP EPS of $0.18, both up 20% from the prior year
  Repurchased 2.5 million shares of common stock

RALEIGH, N.C.--(BUSINESS WIRE)--June 22, 2010--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2011 first quarter ended May 31, 2010.

Total revenue for the quarter was $209.1 million, an increase of 20% from the year ago quarter. Subscription revenue for the quarter was $179.1 million, up 20% year-over-year.

“We had a strong start to our fiscal year with 20% organic revenue growth and 28% non-GAAP operating income growth,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “We executed well and achieved a significant increase in the number of large deals booked year-over- year, including several with an initial consulting component which we believe is a positive indicator of new project spending and future subscription billings.”

GAAP operating income for the first quarter was $34.2 million, or a 16.4% operating margin. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP operating income for the first quarter was $52.0 million, up 28% year-over-year. Non-GAAP operating margin was 24.8%, up 140 basis points from the year ago quarter.

Net income for the quarter was $24.1 million, or $0.12 per diluted share, compared with $18.5 million, or $0.10 per diluted share, in the year ago quarter. Non-GAAP net income for the quarter was $35.6 million, or $0.18 per diluted share, after adjusting for stock compensation and amortization expenses as detailed in the tables below, as compared to $28.7 million, or $0.15 per diluted share, in the year ago quarter.

Operating cash flow totaled $60.6 million, as compared to $61.2 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $625.6 million, an increase of 10% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2010 was $967.8 million.

“Our business was strong with healthy subscription renewals, large deals, continued progress in our “free to paid” initiative and strong growth in our services business. We continued to invest in our growth, in both engineering and sales, and it is paying off. Despite significant foreign currency volatility, both revenue and deferred revenue experienced double digit growth in U.S. dollars year-over-year,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Our balance sheet remains strong, allowing us to repurchase over $74 million of our common shares, returning additional value to shareholders.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC, with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for six consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

© 2009 Red Hat, Inc. Red Hat, the Shadowman logo and JBoss are registered trademarks of Red Hat, Inc. in the U.S. and other countries. Linux is a registered trademark of Linus Torvalds.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2010	2009
Revenue:

Subscriptions	$179,076	$148,790
Training and services	30,068	25,598

Total subscription, training and services revenue	209,144	174,388

Cost of revenue:

Subscriptions	12,664	10,050
Training and services	20,574	16,418

Total cost of subscription, training and services revenue	33,238	26,468

Total gross profit	175,906	147,920

Operating expense:
Sales and marketing	74,564	63,977
Research and development	40,658	35,102
General and administrative	26,445	23,785

Total operating expense	141,667	122,864

Income from operations	34,239	25,056
Interest income	1,663	3,430
Other income (expense), net	1,153	50
Interest expense	(23)	(53)

Income before provision for income taxes	37,032	28,483
Provision for income taxes	12,961	9,969

Net income	$24,071	$18,514

Net income-diluted	$24,071	$18,514

Net income per share:
Basic	$0.13	$0.10
Diluted	$0.12	$0.10

Weighted average shares outstanding:
Basic	187,926	188,916
Diluted	193,266	194,382

Diluted net income per share computation:
Net income, basic	$24,071	$18,514
Interest expense on convertible debentures, net of related GAAP tax effects	-	-
Amortization of debt issuance costs, net of related GAAP tax effects	-	-

Net income, diluted	$24,071	$18,514

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 28,
	2010	2010
	(Unaudited)
Current assets:
Cash and cash equivalents	$478,370	$388,118
Investments in debt and equity securities	345,428	372,656
Accounts receivable, net	117,426	139,436
Deferred tax assets, net	50,099	57,951
Prepaid expenses	43,187	44,116
Other current assets	941	842

Total current assets	1,035,451	1,003,119

Property and equipment, net	69,952	71,708
Goodwill	438,143	438,749
Identifiable intangibles, net	104,389	108,213
Investments in debt securities	143,967	209,411
Other assets, net	39,966	39,672

Total assets	$1,831,868	$1,870,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,028	$16,483
Accrued expenses	65,569	68,334
Deferred revenue	469,141	480,572
Other current obligations	530	878

Total current liabilities	546,268	566,267

Deferred lease credits	4,288	4,184
Long term deferred revenue	156,473	165,288
Other long term obligations	23,547	24,081
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	1,488,655	1,444,848
Retained earnings	161,843	137,772
Treasury stock, at cost	(547,008)	(472,646)
Accumulated other comprehensive income	(2,220)	1,056

Total stockholders' equity	1,101,292	1,111,052

Total liabilities and stockholders' equity	$1,831,868	$1,870,872

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2010	2009

Cash flows from operating activities:
Net income	$24,071	$18,514
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	11,722	10,810
Share-based compensation expense	13,174	10,676
Deferred income taxes	8,352	6,428
Excess tax benefits from share-based payment arrangements	(11,007)	(14,200)
Other	(719)	(124)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	19,525	26,278
Accounts payable	(5,069)	2,997
Accrued expenses	1,540	(3,029)
Deferred revenue	(1,058)	2,361
Other	113	492

Net cash provided by operating activities	60,644	61,203

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(110,343)	(157,034)
Proceeds from sales and maturities of available-for-sale debt securities	198,318	122,449
Proceeds from sales of available-for-sale equity securities	548	221
Purchase of developed technologies and other intangible assets	(1,621)	(989)
Purchase of property and equipment	(6,722)	(6,028)

Net cash provided by (used in) investing activities	80,180	(41,381)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	11,007	14,200
Proceeds from exercise of common stock options	37,688	4,400
Purchase of treasury stock	(74,362)	(46,771)
Payments related to net settlement of employee share-based compensation awards	(7,055)	(1,798)
Payments on other borrowings	(877)	(900)

Net cash used in financing activities	(33,599)	(30,869)

Effect of foreign currency exchange rates on cash and cash equivalents	(16,973)	6,115
Net increase (decrease) in cash and cash equivalents	90,252	(4,932)
Cash and cash equivalents at beginning of the period	388,118	515,548

Cash and cash equivalents at end of period	$478,370	$510,616

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2010	2009

Cost of revenue	$1,191	$800
Sales and marketing	3,776	3,110
Research and development	3,355	3,274
General and administration	4,852	3,492
Total share-based compensation expense	$13,174	$10,676

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2010	2009

Cost of revenue	$704	$961
Sales and marketing	2,086	2,322
Research and development	925	925
General and administration	822	797
Total amortization of intangible assets expense	$4,537	$5,005

	Three Months Ended
	May 31,	May 31,
	2010	2009

GAAP net income	$24,071	$18,514

Provision for income taxes	12,961	9,969

GAAP income before provision for income taxes	$37,032	$28,483

Add: Non-cash share-based compensation expense per FAS 123R	13,174	10,676
Add: Amortization of intangible assets	4,537	5,005

Non-GAAP adjusted income before provision for income taxes	$54,743	$44,164

Provision for income taxes (1)	19,160	15,457

Non-GAAP adjusted net income	$35,583	$28,707

Non-GAAP adjusted net income-diluted	$35,583	$28,707

Non-GAAP adjusted net income per share:
Basic	$0.19	$0.15
Diluted	$0.18	$0.15

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$35,583	$28,707
Interest expense on convertible debentures, net of related GAAP tax effects	-	-
Amortization of debt issuance costs, net of related GAAP tax effects	-	-

Non-GAAP adjusted net income-diluted	$35,583	$28,707

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$54,743	$44,164
Estimated annual effective tax rate	35%	35%
Non-GAAP provision for income taxes before discrete tax benefit	$19,160	$15,457
Discrete tax benefit	-	-
Provision for income taxes on Non-GAAP adjusted net income	$19,160	$15,457

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2010	2009

GAAP gross profit	$175,906	$147,920

Add: Non-cash share-based compensation expense per FAS 123R	1,191	800
Add: Amortization of intangible assets	704	961

Non-GAAP gross profit	$177,801	$149,681

Non-GAAP gross margin	85%	86%

	Three Months Ended
	May 31,	May 31,
	2010	2009

GAAP operating expenses	$141,667	$122,864

Deduct: Non-cash share-based compensation expense per FAS 123R	(11,983)	(9,876)
Deduct: Amortization of intangible assets	(3,833)	(4,044)

Non-GAAP adjusted operating expenses	$125,851	$108,944

	Three Months Ended
	May 31,	May 31,
	2010	2009

GAAP operating income	$34,239	$25,056

Add: Non-cash share-based compensation expense per FAS 123R	13,174	10,676
Add: Amortization of intangible assets	4,537	5,005

Non-GAAP adjusted operating income	$51,950	$40,737

Non-GAAP adjusted operating margin	24.8%	23.4%

CONTACT:
Red Hat Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com